CORNICK, GARBER & SANDLER, LLP
Certified Public Accountants









                                                                  EXHIBIT A



                                December 6, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

      We have read the information in the second paragraph of item 4(1) contained in the Form 8-K of Chem International, Inc. dated December 6, 1996 and agree with the statements made therein.

                                Very truly yours,


                                          Cornick, Garber & Sandler, LLP
                                          Certified Public Accountants

cc:   Mr. E. Gerald Kay, President
      Chem International, Inc.














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